NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OR CONVERSION OF THIS WARRANT HAVE BEEN REGISTERED UNDER, AND ARE SUBJECT TO, THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE 1933 ACT OR IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE 1933 ACT.

THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE OR CONVERSION OF THIS WARRANT ARE SUBJECT TO CERTAIN RESTRICTIONS CONTAINED IN A SECURITYHOLDERS AGREEMENT, DATED AS OF SEPTEMBER 27, 1996. THE COMPANY WILL FURNISH COPIES OF SUCH AGREEMENT TO THE HOLDER OF THIS WARRANT UPON WRITTEN REQUEST.

                            CHARLOTTE RUSSE HOLDING, INC.

                            COMMON STOCK PURCHASE WARRANT
                            -----------------------------

                            Dated as of September 27, 1996

                            Void after September 27, 2006


No. 2                                                          Common Stock

     THIS CERTIFIES that The SK Equity Fund, L.P. (the "HOLDER"), or registered assigns, is entitled, at any time during the Warrant Exercise Period (as hereinafter defined), to subscribe for and purchase from Charlotte Russe Holding, Inc., a Delaware corporation (including any corporation which shall succeed to or assume the obligations of the company hereunder, the "COMPANY"), up to 19,450.1 fully paid and non-assessable shares of the Company's common stock, $1.00 par value per share (the "Common Stock"), at an initial purchase price per share of $100.00 (such price per share as adjusted from time to time as provided herein is referred to herein as the "EXERCISE PRICE"). The number and character of such shares of Common Stock and the Exercise Price are subject to adjustment as provided herein.

     This Warrant is subject to the terms of that certain Securityholders Rights Agreement, dated as of September 27, 1996 (herein, as so amended and from time to time in effect, called the "SECURITYHOLDERS AGREEMENT"), between the Company, certain of the stockholders of the Company and the original holder.

     Copies of the Securityholders Agreement are on file and available for inspection at the principal office of the Company or at such other office of the Company as the Company shall designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company.

     This Warrant is subject to the following terms and conditions:

     Section 1. DEFINITIONS. As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

     BANK shall have the meaning set forth in the preamble.

     CAPITAL STOCK shall mean and include any share of capital stock of the Company.

     COMPANY shall have the meaning set forth in the preamble.

     CONVERTIBLE SECURITIES shall mean any securities directly or indirectly convertible into or exchangeable for Common Stock.

     EXERCISE PRICE shall have the meaning set forth in the preamble.

     EXERCISE SHARES shall have the meaning set forth in Section 2.1 hereof.

     OPTIONS shall mean any outstanding rights, options or warrants to subscribe for, purchase or otherwise acquire Capital Stock or Convertible Securities.

     ORIGINAL ISSUE DATE shall mean September 27, 1996.

     OTHER SECURITIES shall mean any stock (other than Common Stock) and other securities of the Company or any other entity (corporate or otherwise) which (i) the holder of this Warrant at any time shall be entitled to receive, or shall have received, on the exercise of this Warrant, in lieu of or in addition to Common Stock, or (ii) at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or other securities, in each case pursuant to Sections 6, 7 or 8 hereof.

     PERMITTED TRANSFEREE shall mean an affiliate of The First National Bank of Boston or FSC Corp.

     PERSON shall mean an individual, corporation, partnership, joint venture, trust, or unincorporated organization, or a government or any agency or political subdivision thereof.

     WARRANT EXERCISE PERIOD shall mean the period beginning on the date of this Warrant and ending on the Warrant Expiration Date.

     WARRANT EXPIRATION DATE shall have the meaning set forth in Section 2.3 hereof.

     WARRANT STOCK shall mean: (i) the Company's Common Stock authorized as at the date of this Warrant and issuable upon the exercise or conversion of this Warrant or any warrants delivered in substitution or exchange therefor; and (ii) shall include also any other shares of Capital Stock issued pursuant to an event described in Section 7.1.

     SECTION 2.     EXERCISE OF WARRANT.

          Section 2.1. EXERCISE. This Warrant may be exercised prior to its expiration pursuant to Section 2.3 hereof by the holder hereof at any time or from time to time, by surrender of this Warrant, with the form of subscription attached as EXHIBIT A hereto duly executed by such holder, to the Company at its principal office, accompanied by payment, by certified or official bank check payable to the order of the Company or by wire transfer to its account, in the amount obtained by multiplying the number of shares of Common Stock for which this Warrant is then being exercised by the Exercise Price then in effect. In the event the Warrant is not exercised in full, the Company, at its expense, will forthwith issue and deliver to or upon the order of the holder hereof a new Warrant or Warrants of like tenor, in the name of the holder hereof or as such holder (upon payment by such holder of any applicable transfer taxes) may request, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares (without giving effect to any adjustment therein) for which this Warrant shall have been exercised. Upon any exercise of this Warrant, in whole or in part the holder hereof may pay the aggregate Exercise Price with respect to the shares of Common Stock for which this Warrant is then being exercised (collectively, the "EXERCISE SHARES") by surrendering its rights to a number of Exercise Shares having a fair market value equal to or greater than the required aggregate Exercise Price, in which case the holder hereof would receive the number of Exercise Shares to which it would otherwise be entitled upon such exercise, less the surrendered shares. For purposes of this Section 2.1, the fair market value of one share of Common Stock shall be equal to the repurchase price of such share based on the fair market value of the Company determined as of the last day of the calendar month immediately preceding such date of exercise.

     SECTION 2.2. CONFLICT WITH OTHER LAWS. Any other provisions hereof to the contrary notwithstanding, neither the Holder nor any Permitted Transferee shall be entitled to exercise the right under this Warrant to purchase any share or shares of Common Stock if, under any law or under any regulation, rule or other requirement of any governmental authority at any time applicable to the Holder or any of its affiliates, (a) as a result of such purchase, the Holder and all affiliates of the Holder, taken as a whole, would own, control or have power to vote a greater quantity of securities of any kind than the Holder and its affiliates shall be permitted to own, control or have power to vote, or (b) such purchase would not be permitted. For purposes of this Section 2.2, a written statement of the Holder or its affiliate exercising this Warrant, delivered upon surrender of this Warrant to the effect that the Holder or its affiliate is legally entitled to exercise its right under this Warrant to purchase securities and that such purchase will not violate the prohibitions so forth in the preceding sentence, shall be conclusive and binding upon the Company.

     SECTION 2.3. EXPIRATION. This Warrant shall expire upon the earlier to occur of (i) exercise in full, or (ii) September 27, 2006 (the "Warrant Expiration Date").

     SECTION 3. FINANCIAL INFORMATION. The Company shall deliver to the holder of this Warrant the following financial information:

          (a) within forty-five (45) days after the end of each fiscal quarter, a consolidated balance sheet of the Company and its subsidiaries as at the end of such fiscal quarter and the related consolidated statements of operations and, commencing with the fiscal quarter ending on June 30, 1997, cash flows for such fiscal quarter and for the portion of the fiscal year ended at the end of such fiscal quarter; and

          (b) as soon as available and in any event within one hundred (100) days after the end of each fiscal year, a consolidated balance sheet of the Company and its subsidiaries as of the end of such fiscal year and the related consolidated statements of operations, stockholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, certified by independent public accountants of nationally recognized standing.

     SECTION 4. NO FRACTIONAL SHARES OR SCRIP. No fractional shares or scrip representing fractional shares shall be issued upon the exercise or conversion of this Warrant or any portion thereof. With respect to any fraction of a share called for upon the exercise or conversion of this Warrant or any portion thereof, an amount equal to such fraction multiplied by the then current fair market value of a share of Warrant Stock (as determined in good faith by the Board of Directors of the Company) shall be paid to the holder hereof in cash by the Company.

     SECTION 5. CHARGES, TAXES AND EXPENSES. Issuance of certificates for shares of Warrant Stock upon the exercise or conversion of this Warrant or any portion thereof shall be made without charge to the holder hereof for any issue or transfer taxes or any other incidental expenses in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the holder of this Warrant; PROVIDED, HOWEVER, that any income taxes or capital gains taxes or similar taxes shall be payable by the holder of this Warrant.

     SECTION 6.     ADJUSTMENT FOR REORGANIZATION, CONSOLIDATION, MERGER, ETC.

          SECTION 6.1. CERTAIN ADJUSTMENTS. In case at any time or from time to time, the Company shall (a) effect a capital reorganization, reclassification or recapitalization, (b) consolidate with or merge into any other person, or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then in each such case, the holder of this Warrant, on the exercise hereof as provided in Section 2 hereof at any time after the consummation or the effective date of any such transaction, shall receive, in lieu of the Common Stock (or Other Securities) issuable on such exercise prior to such consummation or effective date, the stock and Other Securities and property (including cash) to which such holder would have been entitled in connection with such transaction, if such holder had so exercised this Warrant immediately prior thereto, all subject to further adjustment thereafter as provided in Sections 7 and 8 hereof.

     SECTION 6.2. CONTINUATION OF TERMS. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 6, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and Other Securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or Other Securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 9 hereof.

     SECTION 7. ADJUSTMENTS FOR STOCK DIVIDENDS, STOCK SPLITS AND COMBINATIONS. The Exercise Price and number of shares of Warrant Stock issuable upon exercise or conversion hereof shall be subject to adjustment from time to time at any time after the Original Issue Date as follows:

          SECTION 7.1. ADJUSTMENTS FOR STOCK DIVIDENDS, STOCK SPLITS AND COMBINATIONS. If (and on each occasion that) the Company shall, at any time after the Original Issue Date, (a) issue any shares of Capital Stock as a dividend or distribution in respect of Common Stock, or (b) issue any shares of Common Stock in subdivision of outstanding shares of Common Stock by reclassification or otherwise, or (c) combine outstanding shares of Common Stock by reclassification or otherwise, the then current number and class of shares of Warrant Stock issuable upon exercise or conversion hereof shall be adjusted to an amount equal to the number and class of shares of Warrant Stock the holder hereof would have received had such holder exercised or converted this Warrant immediately prior to such event and received the shares of Capital Stock issued in connection with such event and the Exercise Price shall be adjusted to the price that the holder would have paid had such holder exercised or converted this Warrant immediately prior to such event and received the shares of Capital Stock issued in connection with such event.

          SECTION 7.2. ADJUSTMENTS FOR CERTAIN OTHER DIVIDENDS AND DISTRIBUTIONS. In case the

Company shall, at any time after the Original Issue Date, declare a dividend (other than regular quarterly cash dividends) or make a distribution upon the Common Stock payable otherwise than in Capital Stock, then thereafter the holder hereof, upon the exercise or conversion of any of the rights represented by this Warrant, will be entitled to receive the number of shares of Warrant Stock being purchased upon such exercise or conversion and, in addition and without further payment, the cash, stock or other securities and other property which the holder hereof would have received by way of dividends and distributions (otherwise than in Capital
Stock) if such holder (a) had exercised or converted this Warrant immediately prior to the declaration of such dividend or the making of such distribution so as to be entitled thereto, and (b) had retained all dividends in stock or securities payable in respect of such Common Stock or in respect of any stock or securities paid as dividends and distributions and originating directly or indirectly from such Common Stock.

     SECTION 7.3. ADJUSTMENTS FOR DILUTIVE AND OTHER EVENTS.

          (a) If at any time the Company shall issue any shares of Capital Stock, or Options or Convertible Securities at a price less than the then fair market value of such Capital Stock, Options or Convertible Securities (in each case as determined by the board of directors of the Company for good faith), then the Warrant Stock deliverable in connection with the exercise or conversion of this warrant will be increased by an amount of Capital Stock necessary to give the holder hereof the same percentage of Capital Stock that it would have received had such holder exercised or converted this Warrant immediately prior to such issuance (after adjusting for the consideration actually received by the Company in connection with the issuance). In the case of an issuance of Common Stock, the Warrant Stock will generally be increased by a number of shares of Capital Stock having a fair market value equal to 2% of the difference between (i) the fair market value of the shares of Capital Stock and (ii) the issue price of such shares of Capital Stock.

          (b) If at any time the Company shall issue any shares of Capital Stock pursuant to an employee stock option plan, then the Warrant Stock deliverable in connection with the exercise or conversion of this Warrant will be increased by an amount equal to 2% of such shares of Capital Stock.

          (c) In connection with any increase in the number of shares of Warrant Stock issued hereunder pursuant to this Section 7, the Exercise Price per share of Warrant Stock shall be adjusted so that the aggregate Exercise Price for all Warrant Stock after giving effect to any adjustment in the number of shares of Warrant Stock pursuant to this Section 7, will equal the aggregate Exercise Price for all shares of Warrant Stock immediately prior to such adjustment in the number of shares.

     SECTION 8.  [INTENTIONALLY OMITTED]

     SECTION 9. NO DILUTION. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger or dissolution, avoid or seek to avoid the observance or performance of any of the terms of the Warrant. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock receivable on the exercise of the Warrant above the amount payable therefor on such exercise, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of stock on the exercise of the Warrant from time to time outstanding, and (c) will not transfer all or substantially all of its properties and assets to any other entity (corporate or otherwise), or consolidate with or merge into any other entity or permit any such entity to consolidate with or merge into the Company (if the Company is not the surviving entity), unless such other entity shall expressly assume in writing and will be bound by all the terms of this Warrant and the Securityholders Agreement.

     SECTION 10. ACCOUNTANTS' CERTIFICATE AS TO ADJUSTMENTS. In the case of each event that may require any adjustment or readjustment in the shares of Warrant Stock issuable on the exercise of this Warrant, the Company at its expense will promptly prepare a certificate setting forth such adjustment or readjustment, or stating the reasons why no adjustment or readjustment is being made, and showing, in detail, the facts upon which any such adjustment or readjustment is based, including a Statement of (a) the number of shares of the Company's Common Stock then outstanding on a fully diluted basis, and (b) the number of shares of Warrant Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted and readjusted (if required by Section 7 or Section 8) on account thereof. The Company will forthwith mail a copy of each such certificate to each holder of a Warrant, and will, on the written request at any time of any holder of a Warrant, furnish to such holder a like certificate setting forth the calculations used to determine such adjustment or readjustment. At its option, the holder of a Warrant may confirm the adjustment noted on the certificate by causing such adjustment to be computed by an independent certified public accountant at the expense of the Company.

     SECTION 11.  NOTICES OF RECORD DATE.  In the event of:

          (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any Other Securities or property, or to receive any other right; or

          (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or any consolidation or merger of the Company with or into any other Person; or

          (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

          (d) any proposed issue or grant by the Company of any shares of stock of any class or any Other Securities, or any right or option to subscribe for, purchase or otherwise acquire any shares of stock of any class or any Other Securities (other than the issue of Warrant Stock on the exercise of this Warrant), then, and in each such event, the Company will mail or cause to be mailed to the holder of this Warrant a notice specifying (a) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (b) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is anticipated to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up and (c) the amount and character of any stock or Other Securities, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made. Such notice shall be mailed at least thirty
(30) days prior to the date specified in such notice on which any such action is to be taken.

     SECTION 12. RESERVATION OF STOCK ISSUABLE ON EXERCISE OF WARRANT. Sufficient shares of authorized but unissued Common Stock of the Company have been reserved by appropriate corporate action in connection with the prospective exercise of the Warrant. The issuance of the Warrant or the shares of Warrant Stock will not require any further corporate action by the stockholders or directors of the Company, will not be subject to pre-emptive rights in any present or future stockholders of the Company and will not conflict with any provision of any agreement to which the Company is a party or by which it is bound, and such Common Stock, when issued upon exercise of the Warrant in accordance with their terms or upon such conversion, will be duly authorized, fully paid and non-assessable.

     SECTION 13. NO RIGHTS OR RESPONSIBILITIES AS SHAREHOLDER. This Warrant neither entitles the holder hereof to any rights, nor subjects the holder hereof to any responsibilities as a shareholder of the Company.

     SECTION 14. EXCHANGE. This Warrant is exchangeable, upon the surrender hereof by the registered holder at the principal office of the Company, for new warrants of like tenor and date representing in the aggregate the right to purchase the number of shares of Warrant Stock purchasable hereunder, each of such new warrants to represent the right to purchase such number of shares of Warrant Stock as shall be designated by said registered holder at the time of such surrender.

     SECTION 15. LOSS, THEFT, DESTRUCTION OR MUTILATION OF WARRANT. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new warrant of like tenor and date, in lieu of this Warrant.

     SECTION 16. WARRANT AGENT. The Company may, by written notice to the holder of this Warrant, appoint an agent having an office in New York, New York or Boston, Massachusetts for the purpose of issuing Common Stock on the exercise of this Warrant pursuant to Section 2 hereof, and exchanging or REPLACING THIS WARRANT PURSUANT TO THIS WARRANT AND THE WARRANT AGREEMENT, OR ANY OF THE FOREGOING, AND THEREAFTER ANY SUCH ISSUANCE, EXCHANGE OR REPLACEMENT, AS THE CASE MAY BE, SHALL BE MADE AT SUCH OFFICE BY SUCH AGENT.

     SECTION 17. REMEDIES. The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

     SECTION 18. TRANSFER OF WARRANT. This Warrant and all rights hereunder are transferable to any Permitted Transferee, in whole but not in part, at the office or agency of the Company by the registered holder hereof in person or by a duly authorized attorney, upon surrender of this Warrant together with an assignment hereof in the form of EXHIBIT B attached hereto properly endorsed. Until transfer hereof on the registration books of the Company, the Company may treat the registered holder hereof as the owner hereof for all purposes.

     SECTION 19. COMMUNICATIONS AND NOTICES. All communications and notices hereunder must be in writing, either delivered in hand or sent by first-class mail, postage prepaid, or sent by telecopier, and, if to the Company, shall be addressed to it at the address set forth on the first page hereof, or at such other address as the Company may hereafter designate in writing by notice to the registered holder of this Warrant, and, if to such registered holder, addressed to such holder it the address of such holder as shown on the books of the Company.

     SECTION 20. SUNDAYS, HOLIDAYS, ETC. If the last or appointed day for the taking of any action required or the expiration of any right granted herein shall be a Sunday or a Saturday or shall be a legal holiday or a day on which banking institutions in Boston, Massachusetts, are authorized or required by law to remain closed, then such action may be taken or right may be exercised on the next succeeding day which is not a Sunday, a Saturday or a legal holiday and not a day on which banking institutions in Boston, Massachusetts, are authorized or required by law to remain closed.

     SECTION 21.  MISCELLANEOUS.

     (a) THIS WARRANT SHALL BE BINDING UPON THE COMPANY'S SUCCESSORS IN TITLE AND ASSIGNS, THIS WARRANT SHALL BE CONSTRUED

IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE.

     (b) Reference is made to the Securityholders Agreement. For all purposes of the Securityholders Agreement the original holder hereof and its Permitted Transferees shall be bound by all of the terms and conditions contained in, and entitled to all of the benefits of, the Securityholders Agreement.

     IN WITNESS WHEREOF, Charlotte Russe Holding, Inc. has caused this COMMON STOCK PURCHASE WARRANT to be signed in its corporate name and its corporate seal to be impressed hereon by its duly authorized officers.

                              THE COMPANY:
                              ------------

Dated as of:                   CHARLOTTE RUSSE HOLDING, INC.

September 27, 1996

                              By: /s/ DAVID ODDI
                                  ------------------
                                  David Oddi
                                  Vice President


Attest:

/s/ Allan Karp
- --------------

                                                                      EXHIBIT A

                                 FORM OF SUBSCRIPTION

(To be signed only on exercise or conversion of Common Stock Purchase Warrant)

TO: CHARLOTTE RUSSE HOLDING, INC.

     The undersigned, the registered holder of the within Common Stock Purchase Warrant of Charlotte Russe Holding, Inc., hereby irrevocably elects:

(check one)

A. to exercise this Common Stock Purchase Warrant for, and to purchase thereunder, _____ * shares of Common Stock of ____________________ and the undersigned herewith makes payment of $________ therefor.

B. to convert ________ * Warrants represented by this Common Stock Purchase Warrant into ______ shares of Common Stock of ______________________.

The undersigned requests that the certificates for such shares be issued in the name of and delivered to ________________, whose address is ___________________.

Dated:
       ---------------        --------------------------------------------------
                              (Signature must conform in all respects to name of registered holder as specified on the face of the Warrant)


                              -------------------------------------------------
                              (Address)

Signed in the presence of:

- --------------------------

- --------------------------

     *Insert here the number of shares (all or part of the number of shares called for in the Common Stock Purchase Warrant) as to which the Common Stock Purchase Warrant is being exercised or converted without making any adjustment for any other stock or other securities or property or cash which, pursuant to the adjustment provisions of the Common Stock Purchase Warrant, may be deliverable on exercise or conversion.

                                                                      EXHIBIT B

                                  FORM OF ASSIGNMENT

(To be signed only on transfer of Common Stock Purchase Warrant)

                                      ASSIGNMENT

     For value received, the undersigned, __________________, hereby sells, assigns, and transfers unto _______________ the right represented by the within Common Stock Purchase Warrant to purchase _______ shares of Common Stock of Charlotte Russe Holding, Inc. to which the within Common Stock Purchase Warrant relates, and appoints ______________ Attorney to transfer such right on the books of Charlotte Russe Holding, Inc. with full power of substitution in the premises.

Dated:
       -------------------    --------------------------------------------------
                              (Signature must conform in all respects to name of registered holder as specified on the face of the Warrant)

                              --------------------------------------------------
                              (Address)

Signed in the presence of:

- --------------------------